                                                                   EXHIBIT 1.01


                                  AVTEAM, INC.


                                  COMMON STOCK
                                ($.01 PAR VALUE)


                             UNDERWRITING AGREEMENT


                        __________________________, 1996
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                             UNDERWRITING AGREEMENT



                                                            ______________, 1996


Dillon, Read & Co. Inc.
535 Madison Avenue
New York, New York 10022

Alex. Brown & Sons
  Incorporated
135 East Baltimore Street
Baltimore, Maryland 21202

  as Managing Underwriters


Dear Sirs:

         AVTEAM, Inc., a Florida corporation (the "Company"), proposes to issue and sell, and the persons named in Schedule B (the "Selling Stockholders") propose to sell, to the underwriters named in Schedule A (the "Underwriters") an aggregate of __________ shares (the "Firm Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of the Company, of which __________ shares are to be sold by the Selling Stockholders in the amount set forth opposite their respective names in Schedule B. In addition, solely for the purpose of covering overallotments, the Company proposes to issue and sell, and Leon Sragowicz, the Chairman of the Board and principal stockholder of the Company (the "Chairman") proposes to sell, at the Underwriters' option, an aggregate of up to __________ and ________ additional shares, respectively, of the Common Stock (the "Additional Shares"). The Additional Shares and the Firm Shares are collectively referred to as the "Shares". The Shares are described in the Prospectus which is referred to below.

         The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Act"), with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1, including a prospectus, relating to the Shares. The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses (collectively, the "Preliminary Prospectus") relating to the Shares. Except where the context otherwise requires, the registration statement as in effect at the time of execution of this Agreement or, if the registration statement is not yet effective, as amended when it becomes effective, including all documents filed as a part thereof, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is herein called the "Registration Statement", and the prospectus in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act or, if no such filing is required, in the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the "Prospectus".

         The Company, the Selling Stockholders and the Underwriters agree as follows:

         1. Sale and Purchase. On the basis of the representations and warranties and the other terms and conditions herein set forth, the Company and the Selling Stockholders, severally and not jointly, agree to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company and each Selling Stockholder the respective number of Firm Shares (subject to such adjustment as you may determine to avoid fractional shares) which bears the same proportion to the number of Firm Shares to be sold by the Company or by that Selling Stockholder, as the case may be, as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A bears to the total number of Firm Shares to be sold by the Company and each Selling Stockholder, in each case at a purchase price of $_____ per Share. You may release the Firm Shares for public sale promptly after this Agreement becomes effective. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

         In addition, on the basis of the representations and warranties and the other terms and conditions herein set forth, each of the Company and the Chairman hereby grants to the several Underwriters an option to purchase, and the Underwriters shall have the right to purchase, severally and not jointly, from the Company and the Chairman up to ___________ and __________ Additional Shares, respectively, as may be necessary to cover overallotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the several Underwriters to the Company and the Selling Stockholders for the Firm Shares. This option may be exercised at any time
(but not more than once) on or before the thirtieth day following the date hereof, by written notice from Dillon, Read & Co. Inc. to the Company and the Chairman. Such notice shall set forth the aggregate number of Additional
Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the "additional time of purchase"); provided, however, that the additional time of purchase shall not be earlier than the "time of purchase"
(as defined below) nor earlier than the second business day(*) after the date on which such option shall have been exercised nor later than the eighth business day after the date on which the option shall have been exercised. In the event that the Underwriters elect to purchase less than all of the Additional Shares, then the number of Additional Shares to be sold by the Company and the Chairman upon exercise of this option shall be in the proportion that the total number of Additional Shares which may be sold by the Company bears to the total number of Additional Shares which may be sold by the Chairman. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A bears to the total number of Firm





__________________________________

(*) As used herein, "business day" shall mean a day on which the New York Stock Exchange is open for trading.


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Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares).

         2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company and to the Selling Stockholders by certified or official bank checks, in New York Clearing House funds, at the office of Dillon, Read & Co. Inc. in New York City, against delivery of the certificates for the Firm Shares to you for the respective accounts of the Underwriters. Such payment and delivery shall be made at 9:30 A.M., New York City time, on ________________, 199__ (unless another time shall be agreed to by you, the Company and the Selling Stockholders or unless postponed in accordance with the provisions of Section 10). The time at which such payment and delivery are actually made is called the "time of purchase". Certificates for the Firm Shares shall be delivered to you in definitive form in such names and in such denominations as you shall specify on the second business day preceding the time of purchase. For the purpose of expediting the checking of the certificates for the Firm Shares by you, the Company and the Selling Stockholders agree to make such certificates available to you for such purpose at least one full business day preceding the time of purchase.

         Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Certificates for the Additional Shares shall be delivered to you in definitive form in such names and in such denominations as you shall specify on the second business day preceding the additional time of purchase. For the purpose of expediting the checking of the certificates for the Additional Shares by you, the Company and the Chairman agree to make such certificates available to you for such purpose at least one full business day preceding the additional time of purchase.

         3. Representations and Warranties of the Company and the Chairman. The Company and the Chairman, jointly and severally, represent and warrant to each of the Underwriters that:

                 (a) Each Preliminary Prospectus filed as part of the Registration Statement as originally circulated or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act; when the Registration Statement becomes or became effective and at all times subsequent thereto up to the time of purchase and the additional time of purchase, the Registration Statement and the Prospectus, and any supplements or amendments thereto, complied and will comply in all material respects with the provisions of the Act; and the Registration Statement at all such times did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Prospectus at all such times did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Chairman make no representation or warranty with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning the Underwriters and furnished in writing by or on behalf of any





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         Underwriter through you to the Company expressly for use in the
         Registration Statement or the Prospectus and set forth in the section of the Registration Statement and the Prospectus entitled "Underwriting;" and provided, further, that the Company expressly acknowledges that the information contained in all portions of the Registration Statement and the Prospectus other than said "Underwriting" section and the cover page of Prospectus have been supplied solely by, and under the exclusive direction of, the Company.

                 (b) As of March 31, 1996, the Company had an authorized capitalization as set forth under the column entitled March 31, 1996 Actual" in the section of the Registration Statement and the Prospectus entitled "Capitalization" and, as of the time of purchase, the number of authorized, issued and outstanding shares of capital stock of the Company will be as set forth under the column entitled "March 31, 1996 Pro Forma As Adjusted" in the section of the Registration Statement and the Prospectus entitled "Capitalization"; all of the issued and outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; the Company has authorized 20,000,000 shares of Preferred Stock, par value $.01 per share, none of which have been issued or are outstanding; the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida with full power and authority to (i) own its properties and conduct its business as described in the Registration Statement and the Prospectus and (ii) execute and deliver this Agreement and to issue, sell and deliver the Shares as herein contemplated.

                 (c)      The Company has no subsidiaries.

                 (d) The Company is duly qualified or licensed by and is in good standing in each jurisdiction in which it owns or leases property or conducts its business and in each other jurisdiction in which the failure, individually or in the aggregate, to be so qualified or licensed would have a material adverse effect on the properties, assets, operations, business, business prospects or condition (financial or other) of the Company taken as a whole (a "Material Adverse Effect"); the Company is in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by each such jurisdiction in which the failure to be in compliance would have a Material Adverse Effect.

                 (e) The Company is not in breach of, or in default under (nor has any event occurred which with notice, lapse of time or both would constitute a breach of, or default under), its Articles of Incorporation or bylaws, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, lease, mortgage, deed of trust, bank loan or credit agreement, material supply agreement or other agreement or instrument to which the Company is a party or by which it is bound, except for a breach or default which would not have a Material Adverse Effect, and the execution, delivery and performance of this Agreement, the issuance of the Shares and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event





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         which with notice, lapse of time or both would constitute a breach of, or default under), any provision of the Articles of Incorporation or bylaws of the Company or under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement, material supply agreement or other agreement or instrument to which the Company is a party or by which it or its properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company the effect of which would have a Material Adverse Effect.

                 (f) The Firm Shares and the Additional Shares, when issued and delivered to and paid for by the Underwriters as contemplated hereby, will be duly authorized, as applicable, and validly issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest, preemptive right or other claim.

                 (g) This Agreement has been duly authorized, executed and delivered by the Company.

                 (h) The capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Prospectus; and the certificates for the Shares are in due and proper form and the holders of the Shares after making payment therefor will not be subject to personal liability by reason of being such holders.

                 (i) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares as contemplated hereby, other than registration of the Shares under the Act, clearance of the offering of the Shares with the National Association of Securities Dealers, Inc. (the "NASD") and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters.

                 (j) No person has the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Act, any securities of the Company in consequence of the issue and sale of the Shares to the Underwriters hereunder, nor does any person have preemptive rights, rights of first refusal or other rights to purchase any of the Shares.

                 (k) Ernst & Young LLP, whose reports on the financial statements of the Company are included in the Registration Statement and the Prospectus, are independent public accountants with respect to the Company as required by the Act and the applicable published rules and regulations thereunder.

                 (l) The Company has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents, licenses and approvals from other persons, in order to conduct its business, except where





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         the absence thereof would not have a Material Adverse Effect; the
         Company is not in violation of, or in default under, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company the result of which would have a Material Adverse Effect.

                 (m) All legal or governmental proceedings, contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required.

                 (n) There is no action, suit or proceeding pending or threatened against the Company or any of its properties, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency that could result in a judgment, decree or order having a Material Adverse Effect.

                 (o) The audited and unaudited financial statements included in the Registration Statement and the Prospectus present fairly in all material respects the financial condition of the Company as of the dates indicated and the results of operations and cash flows of the Company for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved.

                 (p) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the Registration Statement or the Prospectus, there has not been (A) any material adverse change in the properties, assets, operations, business, business prospects or condition (financial or other), present or prospective, of the Company, (B) any transaction outside the ordinary course of the Company's business that is material to the Company, contemplated or entered into by the Company or (C) any obligation, contingent or otherwise, directly or indirectly incurred by the Company that is material to the Company.

                 (q) The Company has obtained the agreement of the Selling Stockholders listed on Schedule B and all of the stockholders listed in Schedule C not to sell, contract to sell, grant any option to sell, transfer or otherwise dispose of, directly or indirectly, any shares of Common Stock, or securities convertible into or exchangeable for Common Stock or warrants or other rights to purchase Common Stock for a period of 180 days from the date of the Prospectus, other than: (i) sales of their shares to the Underwriters pursuant to this Agreement,
         (ii) as a gift or gifts, provided that the donee or donees thereof agrees in writing as a condition precedent to such gift or gifts to be bound by the foregoing restrictions, or (iii) by transfer to their affiliates, as such term is defined in Rule 405 promulgated under the Act, provided that such transferee agrees in writing as a condition precedent to such transfer to be bound by the foregoing restriction.





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                 (r)      The business, operations and facilities of the
         Company have been and are being conducted in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment, or reclamation (including without limitation those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) or otherwise relating to remediating real property in which the Company has any interest, whether owned or leased, of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof or any foreign jurisdiction and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto where the failure to so conduct its business, operations and facilities would have a Material Adverse Effect; and the Company has not received any notice from a governmental instrumentality or any third party alleging any violation thereof or liability thereunder (including without limitation liability for costs of investigating or remediating sites containing hazardous substances or damages to natural resources).

                 (s) Neither the Company, nor any employee of the Company, has made any payment of funds of the Company prohibited by law, and no funds of the Company have been set aside to be used for any payment prohibited by law.

                 (t) The Company has filed all federal or state income or franchise tax returns required to be filed and have paid all taxes shown thereon as due, and there is no material tax deficiency which has been or might be asserted against the Company; all material tax liabilities are adequately provided for on the books of the Company.

                 (u) The Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated.

                 (v) The Company has good title to all properties and assets described in the Prospectus as owned by it, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects (except such as are described or referred to in the Prospectus and the financial statements and the notes thereto contained therein or such as do not interfere with the use made and proposed to be made of such property by the Company). The Company holds all real and personal property described in the Prospectus as being leased by it under valid and enforceable leases with no exceptions that are material or could materially interfere with the use thereof made or contemplated to be made by the Company.

                 (w) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, nor is it subject to regulation under such Act.





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         4.      Representations and Warranties of the Selling Stockholders.
Each of the Selling Stockholders, severally and not jointly, represents and warrants to each Underwriter that:

                 (a) Such Selling Stockholder is and at the time of delivery of the Shares to be sold by such Selling Stockholder will be the lawful owner of the number of Shares to be sold by such Selling Stockholder pursuant to this Agreement and, at the time of delivery thereof, will have valid and marketable title to such Shares, and upon delivery of and payment for such Shares the Underwriters will acquire valid and marketable title to such Shares free and clear of any claim, lien, encumbrance, security interest, community property right, restriction on transfer or other defect in title (other than those imposed by the Act and the securities laws of certain jurisdictions), assuming each of the Underwriters has purchased the Shares purchased by it in good faith and without notice of any adverse claim.

                 (b) Such Selling Stockholder has and at the time of delivery of such Shares will have full legal right, power and capacity, and any approval required by law to sell, assign, transfer and deliver such Shares in the manner provided in this Agreement, except for approvals required in connection with the registration of the Shares under the Act, clearance of the offering of the Shares with the NASD and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters.

                 (c) This Agreement has been duly authorized, as applicable, executed and delivered by such Selling Stockholder. The Custody Agreement among the Selling Stockholders and American Stock Transfer & Trust Company (the "Custody Agreement") has been duly executed and delivered by such Selling Stockholder and this Agreement and the Custody Agreement are the legal, valid and binding agreements of such Selling Stockholder in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity.

                 (d) The sale of the Shares by such Selling Stockholder pursuant hereto is not prompted by any material adverse information concerning the Company which is not set forth in the Prospectus; and all information furnished in writing by or on behalf of such Selling Stockholder specifically for use in the Registration Statement and the Prospectus, and any supplement or amendment thereto, is and will be when the Registration Statement became effective and at all times subsequent thereto up to the time of purchase and, with respect to the Chairman, the additional time of purchase, if any, true and correct and complete and at all such times did not and will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (e) The consummation of the transactions contemplated hereby and by the Custody Agreement and the fulfillment of the terms hereof and thereof will not constitute a breach or violation of or default under any trust, indenture, agreement or other





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         instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound.

         5.      Certain Covenants of the Company.  The Company hereby agrees:

                 (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect as long as required for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares); promptly to advise you of the receipt by the Company of any written notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to obtain the withdrawal of any order of suspension at the earliest practicable moment;

                 (b) to make available to you in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendment or supplement thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act;

                 (c) to advise you promptly and (if requested by you) to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective and (ii) if Rule 430A of the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act, if required under the Act (which the Company agrees to file in a timely manner under such Rule);

                 (d) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and to file no such amendment or supplement to which you shall object in writing;

                 (e) to furnish to you and, upon request to each of the other Underwriters, for a period of five years from the date of this Agreement (i) copies of all reports or other communications that the Company shall send to its shareholders or from time to time shall publish or publicly disseminate and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar





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         form as may be designated by the Commission, and any other document filed by the Company pursuant to Section 12, 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                 (f) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Act that, in the reasonable judgment of the Company, would require the making of any change in the Prospectus then being used, so that the Prospectus, as then supplemented, would not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading and, during such time, promptly to prepare and furnish, at the Company's expense, to the Underwriters such amendments or supplements to such Prospectus as may be necessary to reflect any such change in such quantities as requested by the Underwriters, and to furnish to you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

                 (g) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which need not be audited and which will satisfy the provisions of Section 11(a) of the Act including, at the option of the Company, Rule 158) covering a period of 12 months beginning after the effective date of the Registration Statement but ending not later than 15 months after the effective date of the Registration Statement, as soon as is reasonably practicable after the termination of such 12-month period;


                 (h) to furnish to you three signed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient conformed copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

                 (i) to furnish to you as early as practicable prior to the time of purchase and the additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company that have been read by the Company's independent certified public accountants as stated in their letter to be furnished pursuant to Section 8(b);

                 (j) to apply the net proceeds from the sale of the Shares sold by the Company in the manner set forth under the caption "Use of Proceeds" in the Prospectus;

                 (k) to use its best efforts to cause the Shares to be included in the Nasdaq National Market;

                 (l) whether or not the transactions contemplated in this Agreement are consummated or this Agreement otherwise becomes effective or is terminated, to pay all expenses, fees and taxes (other than (x) any transfer taxes, (y) fees and disbursements





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

         of your counsel except as set forth under Section 5 and clauses (iii) and (iv) below) and (z) any advertising expenses in connection with the offering of the Shares in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, and the printing and furnishing of copies of each thereof to you and to dealers (including costs of mailing and shipment), (ii) the issuance, sale and delivery of the Shares, (iii) the word processing or printing, if applicable, of this Agreement and any dealer agreements, and the reproduction or printing and furnishing of copies of each thereof to you and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws as aforesaid (including legal fees and filing fees and other disbursements of your counsel) and the printing and furnishing of copies of any blue sky surveys to you and to dealers in an amount which is estimated not to exceed $15,000, (v) any qualification of the Shares for inclusion in the Nasdaq National Market and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by the NASD and (viii) the performance of the Company's and the Selling Stockholders' other obligations hereunder.

                 (m) not to sell, contract to sell, grant any option to sell, transfer or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable for Common Stock or warrants or other rights to purchase Common Stock or permit the registration under the Act of any shares of Common Stock, except for (i) the registration of the Shares and the sales to you pursuant to this Agreement and (ii) for a period commencing on the date hereof and continuing for 180 days after the date of the Prospectus, without the prior written consent of Dillon, Read & Co. Inc.; provided, that the foregoing shall not be deemed to prohibit the grant by the Company of options to purchase shares of Common Stock which are not excercisable within 180 days after the date of the Prospectus; and

                 (n) to refrain from investing the proceeds from the sale of the Shares in a manner to cause the Company to become an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         6. Certain Covenants of the Selling Stockholders. Each Selling Stockholder agrees with each Underwriter that such Selling Stockholder will not sell, contract to sell, grant any option to sell, transfer or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable for Common Stock or warrants or other rights to purchase Common Stock, except for the sales to you pursuant to this Agreement, for a period commencing on the date hereof and continuing for 180 days after the date of the Prospectus, without the prior written consent of Dillon, Read & Co. Inc.; provided, that in the event such Selling Stockholder requests Dillon, Read & Co. Inc. to consent to the distribution of shares of Common Stock (a "Distribution") held by such Selling Stockholder to any partner, stockholder or affiliate (the "Distributee") of such Selling Stockholder, Dillon, Read & Co. Inc. will grant such consent if (i) each Distributee receiving the Distribution prior to the Distribution executes a lock-up agreement which provides that such Distributee will not sell, contract to sell, grant any option to sell, transfer or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable for Common Stock or warrants or other rights to purchase Common Stock, for a period of l80 days after the date of the Prospectus and (ii) no consideration is received by such Selling Stockholder for the Distribution.

         7. Reimbursement of Underwriters' Expenses. If the Shares are not delivered for any reason other than as a result of a default by one or more of the Underwriters in its or their respective obligations hereunder, or because the Underwriters determined to terminate this Agreement pursuant to the second paragraph of Section 9 as a result of an event affecting a financial market other than a U.S. financial market, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

         8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters hereunder are subject to the.accuracy of the representations and warranties on the part of the Company and the Selling Stockholders on the date hereof and at the time of purchase (and the several obligations of the Underwriters at the additional time of purchase are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders on the date hereof and at the time of purchase (unless previously waived in writing) and at the additional time of purchase, as the case may be), the performance by each of the Company and the Selling Stockholders of its and their obligations hereunder and to the following conditions:

                 (a) The Company shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Baker & McKenzie, counsel for the Company and the Selling Stockholders, addressed to the Underwriters and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form satisfactory to Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., counsel for the Underwriters, stating that:

                          (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida, with full corporate power and authority (A) to own its properties and conduct its business as described in the Registration Statement and the Prospectus and (B) to execute and deliver this Agreement and to issue, sell and deliver the Shares as herein contemplated;

                          (ii) to the best of such counsel's knowledge, the Company does not own any interest in any corporation, joint venture or partnership;

                          (iii) the Company is duly qualified to do business by and is in good standing as a foreign corporation in each jurisdiction in which it is known to such counsel to conduct business or is known to such counsel to own property and in which the failure, individually or in the aggregate, to be so licensed or qualified would have a Material Adverse Effect;

                          (iv) this Agreement has been duly authorized, executed and delivered by the Company;

                          (v) (a) the Shares to be issued by the Company, when issued and delivered to and paid for by the Underwriters in accordance with this Agreement, will be duly authorized and validly issued and fully paid and nonassessable, and (b) the Shares to be issued by the Company, when issued and delivered to and paid for by the Underwriters, will be free of any pledge, lien, encumbrance, claim or preemptive right;

                          (vi) (a) the Company has an authorized share capitalization as set forth under the heading "Capitalization" in the Registration Statement and the Prospectus, and (b) the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, nonassessable and free of statutory and, to the best of such counsel's knowledge, contractual preemptive rights;

                          (vii) (a) the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Prospectus; and (b) the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;

                          (viii) the Registration Statement and the Prospectus (except as to the financial statements, statistical information (excluding ownership of Common Stock by the Company's stockholders) and schedules contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act;

                          (ix) the Registration Statement has become effective under the Act and, to the best of such counsel's knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act;

                          (x) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance or sale of the Shares as contemplated hereby other than registration of the Shares under the Act (except such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or the review of the terms of the public offering of the Shares by the NASD);

                          (xi) the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time or both would constitute a breach of or default under), any provision of the Articles of Incorporation or bylaws of the Company, or under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company is a party or by which the Company or its properties are bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company, which conflict, breach or default would have a Material Adverse Effect;

                          (xii) to the best of such counsel's knowledge, the Company is not in breach of or in default under (nor has any event occurred which with notice, lapse of time or both would constitute a breach of or default under) any license, indenture, lease, mortgage, deed of trust, bank loan or credit agreement or any other agreement or instrument to which the Company is a party or by which the Company or its properties are bound or affected or under any law, regulation or rule or any decree, judgment or order applicable to the Company, which would have a Material Adverse Effect;

                          (xiii) all contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed;

                          (xiv) there are no actions, suits or proceedings pending, or to the best of such counsel's knowledge, threatened against the Company or any of its properties, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency that could reasonably be expected to result in a judgment, decree or order having a Material Adverse Effect;

                          (xv) to the best of such counsel's knowledge, each person who has the right, contractual or otherwise, to request the Company to register pursuant to the Act securities of the Company upon the issue and sale of the Shares to the Underwriters hereunder or who has preemptive rights, rights of first refusal or other rights to purchase any of the Shares, except to the extent included in the Registration Statement, either waived such rights or was excluded from including any such shares in the offering Agreement of the Shares, or from any preemptive rights, rights of first refusal or other purchase rights, in accordance with the terms thereof;

                          (xvi) the statements in the Registration Statement and the Prospectus under the captions "Business -- Regulation", "Description of Capital Stock" and Shares Eligible For Future Sale", insofar as they are descriptions of laws, regulations and rules, of legal and governmental proceedings or of contracts, agreements, leases and other legal documents known to such counsel, or refer to statements of law or legal conclusions, have been reviewed by such counsel and are accurate in all material respects;

                          (xvii) the Company is not an "investment company" or a person "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                          (xviii) the sales of securities by the Company
                 described in Item 15 of the Registration Statement were exempt from the registration requirements of the Act; and

                          (xix) this Agreement and the Custody Agreement have been duly executed and delivered by each of the Selling Stockholders; this Agreement and the Custody Agreement are the legal, valid and binding agreements of each of the Selling Stockholders enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity;

                          (xx) each of the Selling Stockholders have full legal right and power, and has obtained any authorization or approval required by law (other than those imposed by the Act, the NASD and the securities or blue sky laws of certain jurisdictions), to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided in this Agreement;

                          (xxi) delivery of certificates for the Shares to be sold by the Selling Stockholders pursuant hereto will pass title thereto to the Underwriters severally, free and clear of any claim, lien, encumbrance, security interest, community property right, restriction on transfer or other defect in title assuming that the several Underwriters are good faith purchasers and without notice of any adverse claim;

                          (xxii) to the best of such counsel's knowledge, the consummation of the transactions contemplated hereby and by the Custody Agreement and the fulfillment of the terms hereof and thereof will not constitute a breach or violation of or default under any trust, indenture, agreement or other instrument to which any of the Selling Stockholders are a party or by which any of the Selling Stockholders are bound;

                          (xxiii) no approval, authorization, consent or order
                 of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the sale of the Shares to be sold by the Selling Stockholders as contemplated hereby other than registration of the Shares under the Act or approval of the terms of the public offering of the Shares by the NASD (except such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters); and

                          (xxiv) nothing has come to the attention of such counsel that causes them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at all times up to and including the time of purchase contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements, statistical date and schedules included in the Registration Statement or Prospectus).

                 (b) You shall have received from Ernest & Young, LLP letters dated, respectively, the date of this Agreement and the time of purchase and additional time of purchase, as the case may be, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in form and substance reasonably satisfactory to the Managing Underwriters.

                 (c) You shall have received at the time of purchase and at the additional time of purchase, as the case may be, opinions from Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., in form and substance satisfactory to you.

                 (d) No amendment or supplement to the Registration Statement or the Prospectus shall be filed prior to the time the Registration Statement becomes effective to which you shall have objected in writing.

                 (e) The Registration Statement shall become effective at or before 5:00 P.M., New York City time, on the date of this Agreement and, if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:00 P.M., New York City time, on the second full business day after the date of this Agreement; provided, however, that the Company, the Selling Stockholders and you and any group of Underwriters, including you, who have agreed hereunder to purchase in the aggregate at least 50% of the Firm Shares from time to time may agree in writing or by telephone, confirmed in writing, on a later date.

                 (f) Prior to the time of purchase or the additional time of purchase, as the case may be: (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, and the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (g) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, there shall not have been (i) any material and adverse change, present or prospective, in the properties, assets, operations, business, business prospects or condition (financial or other) of the Company, other than as described in the Registration Statement and the Prospectus, (ii) any transaction other than in the ordinary course of the Company's business that is material to the Company or contemplated or entered into by the Company, other than as described in the Registration Statement and the Prospectus, or (iii) any obligation, contingent or otherwise, directly or indirectly, incurred by the Company that is material to the Company, other than as described in the Registration Statement and the Prospectus and as otherwise set forth in the certificates referenced in Section 8(h)(iii) below.

                 (h) The Company, at the time of purchase or additional time of purchase, as the case may be, will deliver to you a certificate of two of its executive officers to the effect that (i) the representations and warranties of the Company as set forth in this Agreement are true and correct as of each such date, (ii) the conditions set forth in Section 8(f) and Section 8(g) have been met and (iii) describing the number of engines purchased by the Company and all other material transactions entered into by the Company from March 31, 1996 through the date of this Agreement.

                 (i) You shall have received a signed letter, dated the date of this Agreement, from each of the stockholders listed in Schedule C to the effect that such persons shall not sell, contract to sell, grant any option to sell, transfer or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable for Common Stock or warrants or other rights to purchase Common Stock (a "Distribution") for a period of 180 days from the date of the Prospectus without the prior written consent of Dillon, Read & Co. Inc.; provided, that in the event any such shareholder requests Dillon, Read & Co. Inc., to consent to a Distribution to any partner, shareholder or affiliate of such shareholder (a "Distributee"), Dillon Read & Co. Inc. agrees to grant such consent if (i) each Distributee receiving a Distribution prior to the Distribution executes a lockup agreement, substantially in the form of the lock-up agreement executed by such stockholder, for a period of 180 days after the date of the Prospectus and (ii) no consideration is received by such stockholder for the Distribution.

                 (j) The Company and the Selling Stockholders shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement or the Prospectus as of the time of purchase and the additional time of purchase, as the case may be, as you reasonably may request.

                 (k) The Company and the Selling Stockholders shall have performed such of their respective obligations under this Agreement as are to be performed by the terms hereof at or before the time of purchase and at or before the additional time of purchase, as the case may be.

                 (l) The Shares shall have been approved for quotation through the Nasdaq National Market.

         9. Effective Date of Agreement; Termination. This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or (ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

         The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of you or any group of Underwriters (which may include you) which has agreed to purchase in the aggregate at least 50% of the Firm Shares if, at any time prior to the time of purchase or, with respect to the purchase of any Additional Shares, the additional time of purchase, as the case may be, trading in securities on the New York Stock Exchange shall have been suspended or minimum prices shall have been established on the New York Stock Exchange or if a banking moratorium shall have been declared either by the United States or New York State authorities, or if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in your judgment or in the judgment of such group of Underwriters, makes it impracticable to market the Shares.

         If you or any group of Underwriters elect to terminate this Agreement as provided in this Section 9, the Company, the Selling Stockholders and each other Underwriter shall be notified promptly by letter or telegram.

         If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company or the Selling Stockholders, as the case may be, shall be unable to comply with any of the terms of this Agreement, the Company or the Selling Stockholders, as the case may be, shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(l), 7 and 11), and the Underwriters shall be under no obligation or liability to the Company and the Selling Stockholders under this Agreement (except to the extent provided in Section 11).

         10. Increase in Underwriters' Commitments. If any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate principal amount of Firm Shares they are obligated to purchase pursuant to Section 1) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all nondefaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

         Without relieving any defaulting Underwriter from its obligations hereunder, the Company and the Selling Stockholders agree with the non-defaulting Underwriters that they will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted underwriters selected by you with the approval of the Company or selected by the Company with your approval).

         If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary change in the Registration Statement and the Prospectus and other documents may be effected.

         The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 10 with like effect as if such substituted Underwriter had originally been named in Schedule A.

         11. Indemnity by the Company, the Selling Stockholders and the Underwriters.

                 (a) The Company and the Selling Stockholders, jointly and severally, agree to indemnify, defend and hold harmless each Underwriter, each person that controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Underwriter's agents, employees, officers and directors and the agents, employees, officers and directors of any such controlling person (collectively, the "Underwriter indemnified parties") from and against any and all losses, claims, damages, judgments, liabilities and expenses (including the fees and expenses of counsel and other expenses in connection with investigating, defending or settling any such action or claim) which, jointly or severally, any Underwriter indemnified party may incur as they are incurred (and regardless of whether such Underwriter indemnified party is a party to the litigation, if any) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the Shares or the Prospectus or any Preliminary Prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, judgments, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with information with respect to any Underwriter furnished in writing by any Underwriter through you to the Company expressly for use therein with reference to such Underwriter; provided, however, that no Selling Stockholder (including the Chairman in his capacity as such) shall be liable under this Section 11 in an amount exceeding the total price at which the Shares sold by such Selling Stockholder were offered to the public, net of underwriting discounts and commissions. This indemnity agreement will be in addition to any liability the Company or the Selling Stockholders otherwise may have.

                 (b) If any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any Underwriter indemnified party, with respect to which indemnity may be sought against the Company or a Selling Stockholder pursuant to this Section 11, such Underwriter indemnified party shall promptly notify the Company and each Selling Stockholder in writing, and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Underwriter indemnified party and payment of all fees and expenses; provided that the omission so to notify the Company and the Selling Stockholders shall not relieve them from any liability that they may have to any Underwriter indemnified party. An Underwriter indemnified party shall have the right to employ separate counsel in any such action or proceeding and to assume the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter indemnified party unless (i) the employment of such counsel has been authorized in writing by the Company or the Selling Stockholders, (ii) the Company and the Selling Stockholders have failed promptly to assume the defense and employ counsel satisfactory to the Underwriter indemnified party or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Underwriter indemnified party and the Company or the Selling Stockholders and such Underwriter indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it that are different from or additional to those available to the Company and the Selling Stockholders (in which case the Company and the Selling Stockholders shall not have the right to assume the defense of such action on behalf of such Underwriter indemnified party), in any of which events such fees and expenses shall be borne by the Company and reimbursed as they are incurred. It is understood, however, that the Company and the Selling Stockholders shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriter indemnified parties, which firm shall be designated in writing by Dillon, Read & Co. Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The Company and the Selling Stockholders shall not be liable for any settlement of any such action effected without the written consent of the Company and the Selling Stockholders (which consent shall not be unreasonably withheld or delayed), but if settled with the written consent of the Company and the Selling Stockholders, or if there is a final judgment with respect thereto, the Company and the Selling Stockholders agree to indemnify and hold harmless each Underwriter indemnified party from and against any loss or liability by reason of such settlement or judgment, subject to the limitations heretofore expressed.

                 (c) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person that controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively, the "Company indemnified parties") and each Selling Stockholder from and against any loss, expense, liability or claim (including the fees and expenses of counsel and the cost of investigation) to the same extent as the foregoing indemnity from the Company to the Underwriter indemnified parties, but only with respect to information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with respect to such Underwriter in the Registration Statement, any Preliminary Prospectus or the

         Prospectus. In case any action shall be brought against any Company indemnified party or any Selling Stockholder based on the Registration Statement, any Preliminary Prospectus or the Prospectus and in respect of which indemnity may be sought against any Underwriter pursuant to this Section 11(c), such Underwriter shall have the rights and duties given to the Company and the Selling Stockholders by Section 11(b) (except that if the Company and the Selling Stockholders shall have assumed the defense thereof you shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, provided that the fees and expenses of such separate counsel shall be at the expense of such Underwriter), and the Company indemnified parties and the Selling Stockholders shall have the rights and duties given to the Underwriter indemnified parties by Section 11(b).

                 (d) If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless any Underwriter indemnified party or any Company indemnified party or any Selling Stockholder, then the party required to indemnify such indemnified party under this Section 11, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, judgments, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, by the Selling Stockholders or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, judgments, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

         The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11(d) were determined by pro rata allocation or by any other method of allocation (even if the Underwriters were treated as one entity for such purpose) that does not take account of the equitable considerations referred to in this Section 11(d). Notwithstanding the provisions of this Section 11(d), no Underwriter indemnified party shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter indemnified party and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter indemnified party otherwise has been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and are not joint.

         The statements under the caption "Underwriting" in the Prospectus (to the extent such statements relate to an Underwriter) constitute the only information furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus.

                 (e) The indemnity and contribution agreements contained in this Section 11 and the representations, warranties and covenants of the Company and the Selling Stockholders contained in this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter indemnified party or by or on behalf of any Company indemnified party or any Selling Stockholders, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. Subject to the provisions of Section 11(b) and Section 11(c), the Company, each Selling Stockholder and each Underwriter agree promptly to notify the other of the commencement of any litigation or proceeding against it in connection with the issuance and sale of the Shares or in connection with the Registration Statement or the Prospectus.

         12. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to Dillon, Read & Co. Inc., 535 Madison Avenue, New York, New York 10022,
Attention: Syndicate Department if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at AVTEAM, Inc., 3230 Executive Way, Miramar, Florida 33025, Attention: Donald A. Graw; and if to the Selling Stockholders, shall be sufficient in all respects, if delivered or sent to them at the address of the Company.

         13. Construction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE SECTION HEADINGS IN THIS AGREEMENT HAVE BEEN INSERTED AS A MATTER OF CONVENIENCE OF REFERENCE AND ARE NOT A PART OF THIS AGREEMENT.

         14. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, the Selling Stockholders, the Underwriter indemnified parties and the Company indemnified parties, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

         15. Counterparts. This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties.

         If the foregoing correctly sets forth the understanding among the Company, the Selling Stockholders and the Underwriters, please so indicate in the space provided below for such purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company, the Selling Stockholders and the Underwriters, severally.

                                        Very truly yours,

                                        AVTEAM, INC.


                                        By:
                                           ---------------------------
                                        Name:
                                        Title:

                                        THE SELLING STOCKHOLDERS NAMED
                                         IN SCHEDULE B ATTACHED HERETO


                                        ------------------------------
                                                 Donald A. Graw


                                        ------------------------------
                                                  Jaime J. Levy


                                        ------------------------------
                                                 Leon Sragowicz



                                          [Supporting Organization]
                                        ------------------------------

                                        By:
                                           ---------------------------


                                        ------------------------------
                                                 Richard Preston


Accepted and agreed to as of the date first above written, on behalf of themselves, Alex. Brown & Sons Incorporated and the other several Underwriters named in
Schedule A

DILLON, READ & CO. INC., as Managing
 Underwriter


By:
   ---------------------------
Name:
Title:

                                   SCHEDULE A


                                                                   NUMBER OF
UNDERWRITER                                                       FIRM SHARES
- -----------                                                       -----------
Dillon, Read & Co. Inc. .........................
Alex. Brown & Sons Incorporated .................





TOTAL                                                             ===========


                                   SCHEDULE B


                                                                   NUMBER OF
NAME                                                              FIRM SHARES
- ----                                                              -----------





TOTAL ...........................................
                                                                  ===========

                                   SCHEDULE C

               STOCKHOLDERS WHO HAVE EXECUTED LOCK-UP AGREEMENTS